EXHIBIT 99.1

USA Equities Corp. Announces Strong Second Quarter 2021 Results

●	Second Quarter 2021 Financial Results In-Line with July Pre-Announcement
●	Successful $750,000 Capital Raise Increases Financial Flexibility to Execute on Growth Strategy
●	Acquired AllergiEnd® Assets Further Strengthening Business Model and Strategic Position
●	Significantly Expanded Distribution Network and Customer Footprint
●	Published Original Research “Allergies in Primary Care: A Study of the Allergy Management Evaluation Reinforcing Benefits of Digital Medicine,” Highlighting both the patient and physician benefits

West Palm Beach, FL – August 17, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, today announced second quarter financial results for the period ended June 30, 2021. The strong sequential growth on several fronts was in line with the Company’s July 15 pre-announced results.

“We completed a very successful first half of fiscal 2021 with strong second quarter results as we further grew our client base and product portfolio. I am also very pleased to announce a successful capital raise of $750,000 from an institutional investment fund, the proceeds of which will be focused on accelerating the growth of our medical practitioner customer base and expanding our portfolio of digital medicine applications. As a result, we are entering the second half of the year very well-positioned to further strengthen our proprietary medical device technology and software platform as well as grow our recurring revenue business model,” stated USAQ Chief Executive Officer Troy Grogan.

“We had a solid trajectory of financial improvement in the second quarter, further validating our focus on the attractiveness of adding digital medicine and point of care testing to the everyday practice of medicine. Revenue increased approximately 50% sequentially to $455,622 compared to first quarter 2021. Our gross margin increased sequentially 160 basis points to 45.5% in second quarter 2021 as we effectively leveraged the increased demand.

“Our proprietary technology and business model are also favorably aligned with industry growth drivers and highly scalable. The COVID-19 pandemic has heightened the need for and acceptance of digital medicine as part of the growing and reliance on virtual care. We believe further recognition of this is reinforced by the Centers for Medicare and Medicaid Services published new reimbursement codes for 2022, which include reimbursing physicians for non-face-to-face remote therapeutic management. Longer term, our digital solutions platform is capable of addressing the myriad of chronic conditions primary care physicians encounter on a daily basis, such as hypertension, diabetes, cardiovascular disease, behavioral health, addictions, pain, arthritis and obesity. The universal applicability of our digital platform further highlights the sizable and growing markets in front of us.

Recent Developments

On August 10, 2021, the Company entered into a Securities Purchase Agreement with Mercer Street Global Opportunity Fund, a New York-based investment firm. The Company issued to Mercer an Original Issue Discount Secured Convertible Promissory Note in the principal amount of $806,000 and warrants to purchase 930,000 shares of the common stock of USA Equities for total consideration of $750,000 to the Company. The proceeds to the Company will be used to support increased sales and marketing efforts focused on growing USA Equities’ customer base for allergy diagnostic and allergen immunotherapy products and the launch of new digital medical applications.

The Note provides for interest at the rate of 5% per annum, payable at maturity, and is convertible into common stock of the Company at a price of $0.65 per share, subject to anti-dilution adjustments. The Warrants are initially exercisable for a period of three years at a price of $1.25 per share.

Business Highlights

“During the second quarter we acquired the method patent, trademark and website to AllergiEnd®, including rights to FDA-cleared diagnostic equipment and treatments that allow primary care providers to diagnose and treat many common chronic allergies in their offices. The asset purchase provides USAQ the opportunity to more fully integrate and leverage these products across our marketing platform, customer relationships and cost structure. AllergiEnd®’s addressable market is large and growing with the number of people in the U.S. affected by allergic disorders currently estimated to be over 60 million, and is expected to grow in the double digits while the number of full-time allergists and immunologists is expected to decline. The AllergiEnd line of products and procedures are fully reimbursable under existing government and private insurance programs.

“In addition, we also announced several new medical professional industry relationships, including a distribution agreement with a prominent physician management services firm and a co-promotion agreement with a national network of nurse practitioners. Our expansion reflects the attractiveness of our value-based tools to proactively address chronic disease and provide preventive care as well as enabling medical practitioners to broaden their practices and revenue base. These industry partnerships also provide a solid platform from which to potentially launch additional products.

“Our visibility in our industry and end markets continues to grow. In July, we announced the publication of “Allergies in Primary Care: A Study of the Allergy Management Evaluation (AME) Tool” on the Consultant360.com Specialty Network. Our study focused on clinician and patient results and feedback from the use of our AME tool which were very positive. The results from this study reinforce the attractiveness of our targeted solutions and strong physician and patient value proposition. This study is the first in a series we expect to publish to educate physicians regarding the benefits of digital and remote therapeutic monitoring solutions to help manage chronic conditions such as allergies and asthma,” said Grogan.

Second Quarter 2021 Financial Results

*USAQ began selling AllergiEnd® Allergy Diagnostics and Allergen Immunotherapy treatments in the fourth quarter of 2020.

●	Total revenue for the three months ended June 30, 2021 was $455,622, an increase over revenue of $304,336 reported in the first quarter of 2021. The increase reflects growth in both Allergy Diagnostic Kits and Immunotherapy Treatment sales.

●	Second-quarter 2021 sales of Allergy Diagnostic Kits of $272,864 compared to $187,040 in the first quarter; second-quarter 2021 sales of Immunotherapy Treatments were $169,579 compared to sales of $107,853 in the prior quarter.

●	The Company generated gross profit of $207,120, or a gross margin of approximately 45.5% in second quarter 2021 compared to gross profit of $133,579 or a gross margin of 43.9% in first quarter 2021. The increase was primarily attributable to the larger base of sales as well as customer and product mix.

●	Sales and marketing expenses of $161,619 in second quarter 2021 compared to $111,688 in first quarter 2021, as the Company hired additional sales personnel and further expanded the launch of products.

●	General and administrative expenses of $134,694 in first quarter 2021 compared to $70,127 in first quarter 2021.

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians and other medical practitioners to increase revenues by cost effectively diagnosing and treating chronic diseases that heretofore would only have been referred to a specialist for treatment. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary products and software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular disease populations.

For additional information, visit the Company’s website at www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM